Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-208149, No. 333-205102, No. 333-188950, and No. 333-181020) and the Registration Statement on Form S-3 (No. 333-220484) of Trilogy Metals Inc. of our report dated February 8, 2019, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K for the year ended November 30, 2018.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada
February 11, 2019